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Exhibit 16.1

                              Arthur Andersen LLP
                              225 Franklin Street
                       Boston, Massachusetts 02110-2812
                            Telephone 617/330-4000



                                                  November 20, 1997


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

     We have read Item 4 included in the attached Form 8-K dated November 20, 1997 of Nexar Technologies, Inc. and are in agreement with the statements contained therein.


                                           Yours very truly,

                                           /s/ Arthur Andersen LLP

                                           Arthur Andersen LLP